SCHRODER SERIES TRUST

                         ELEVENTH AMENDED AND RESTATED
                  RULE 18F-3 MULTIPLE CLASS PLAN (THE "PLAN")

                                DECEMBER 7, 2017

Schroder Series Trust (the "Trust"), a registered investment company that consists of a number of series, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each series listed on the Schedules attached hereto (each, a "Fund," and together, the "Funds").

A.   ATTRIBUTES OF SHARE CLASSES

     1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each, a "Certificate") as each such Certificate is attached as Exhibits hereto.

     2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and/or disclosed in the Trust's prospectus(es); (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Distribution Plan"), and separately bear any service fees that are payable under any service plan entered into with respect to that class which are not contemplated by or within the scope of a Rule 12b-1 Distribution Plan (a "Shareholder Service Plan"); (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   EXPENSE ALLOCATIONS

     With respect to each Fund, the expenses of each class shall be allocated as follows:

          (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Rule 12b-1 Distribution Plan or service fees relating to a particular class of shares associated with a Shareholder Service Plan are (or will be) borne exclusively by that class;

          (ii) to the extent any of the following expenses are determined to have been (or will be) incurred by or in respect of one class but not all classes of a Fund or otherwise unequally as between such classes (collectively with expenses under Section B.(i), the "Class Expenses"), such expenses shall be allocated as between the classes in accordance with such determination (or in such other manner as the Trustees may in their discretion consider fair and equitable to each):



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               (a). administration, transfer agent, sub-administration,
                    sub-transfer agency, or other shareholder service fees and expenses;

               (b)  litigation, legal, and audit fees;

               (c)  state and foreign securities registration fees;

               (d)  shareholder report expenses;

               (e)  trustee fees and expenses;

               (f) preparation, printing, and related fees and expenses for proxy statements and, with respect to current shareholders, prospectuses and statements of additional information;

               (g)  expenses incurred in connection with shareholder meetings;
                    and

               (h) subject to approval by the Trustees, such other fees and expenses as the Trust's investment adviser, pursuant to Rule 18f-3, deems to be allocable to specified classes.

         (iii) Class Expenses are to be borne solely by the class to which they are determined to relate.

          (iv) Income, realized and unrealized capital gains and losses, and expenses other than Class Expenses related to a Fund shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund, or on such other basis as the Trustees may in their discretion consider fair and equitable to each.

C.   AMENDMENT OF PLAN; PERIODIC REVIEW

     1.   This Plan must be amended, as necessary, to properly describe
          (through additional Exhibits and Certificates hereto) any new class of shares approved by the Board of Trustees.

     2. The Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

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                                   SCHEDULE A
                             DATED DECEMBER 7, 2017
                                       TO
                             SCHRODER SERIES TRUST
                         RULE 18F-3 MULTIPLE CLASS PLAN
                             DATED DECEMBER 7, 2017

                          SCHRODER SERIES TRUST FUNDS

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                                                                       INVESTOR
                       FUND                            R6 SHARES        SHARES
--------------------------------------------------------------------------------
Schroder Emerging Markets Small Cap Fund                  X                X
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Schroder Long Duration Investment-Grade Bond Fund                          X
--------------------------------------------------------------------------------
Schroder Short Duration Bond Fund                         X                X
--------------------------------------------------------------------------------
Schroder Total Return Fixed Income Fund                                    X
--------------------------------------------------------------------------------
Schroder Core Bond Fund                                   X
--------------------------------------------------------------------------------

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                                                                     EXHIBIT A.1


                          SCHRODER SERIES TRUST FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                   R6 SHARES


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     R6 Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.   ELIGIBILITY OF PURCHASERS

     R6 Shares are available for purchase by eligible institutional investors, including employer sponsored retirement plans, pension plans, endowments and foundations, and eligible high net worth investors, subject to the minimum investment requirement described in the Fund's prospectus(es). R6 Shares are also available to current or former Trustees, the Trust's investment adviser and its affiliates, employees of the Trust's investment adviser and its affiliates, and such employees' spouses and dependents, with no minimum investment amounts.

3.   VOTING RIGHTS

     Each shareholder of R6 Shares will have one vote for each full R6 Share held and a fractional vote for each fractional R6 Share held. Shareholders of R6 Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to R6 Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to R6 Shares, if any); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of R6 Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Shareholders of R6 Shares may, as and to the extent permitted by the prospectus(es), exchange their shares for shares of the same Class of any other Fund in accordance with Section 11(a) of the Investment Company Act of 1940, as amended and the rules thereunder.

5.   CONVERSION RIGHTS

     Shareholders of R6 Shares may, as and to the extent permitted by the prospectus(es), convert their shares into shares of a different Class of the same Fund. All conversions shall be effected on the basis of the relative net asset values of the two Classes of shares without the imposition of any sales load, fee, or other charge. There are currently no automatic conversion features between the Classes.

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6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for a Fund to make available for investment only certain Classes of shares or shares of certain Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.


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                                                                     EXHIBIT A.2


                          SCHRODER SERIES TRUST FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                             INVESTOR CLASS SHARES


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Investor Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but are subject to a shareholder service fee that is payable under a Shareholder Service Plan.

     Under the terms of the Shareholder Service Plan, the Fund is permitted to compensate, out of the Investor Shares' assets, in an annual amount up to 0.15% of the average daily net assets of the Investor Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Investor Shares shareholders, as described in the Fund's prospectus(es).

2.   ELIGIBILITY OF PURCHASERS

     Investor Shares are primarily intended for investors making an initial purchase of Investor Shares that meets the minimum investment requirement described in the Fund's prospectus(es). Investor Shares may also be sold through certain fund networks or other financial intermediaries that have arrangements with the Fund's investment adviser or distributor, subject to the minimums of such fund networks or financial intermediaries.

3.   VOTING RIGHTS

     Each shareholder of Investor Shares will have one vote for each full Investor Share held and a fractional vote for each fractional Investor Share held. Shareholders of Investor Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Investor Shares, if any); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investor Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Shareholders of Investor Shares may, as and to the extent permitted by the prospectus(es), exchange their shares for shares of the same Class of any other Fund in accordance with Section 11(a) of the Investment Company Act of 1940, as amended and the rules thereunder.

5.   CONVERSION RIGHTS

     Shareholders of Investor Shares may, as and to the extent permitted by the prospectus(es), convert their shares into shares of a different Class of the same Fund. All conversions shall be effected on the basis of the relative net asset values of the two Classes of shares without the imposition of any sales load, fee, or other charge. There are currently no automatic conversion features between the classes.

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6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for a Fund to make available for investment only certain Classes of shares or shares of certain Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.